Exhibit 3.1

KBS GROWTH & INCOME REIT, INC.

ARTICLES OF DISSOLUTION

KBS Growth & Income REIT, Inc, a Maryland corporation (hereinafter called the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The name of the Company is as set forth above, and the address of the principal office of the Company in the State of Maryland is c/o Registered Agent Solutions, Inc., 401 E. Pratt Street, Suite 2424, Baltimore, Maryland 21202.

SECOND: The name and address of the resident agent of the Company in the State of Maryland, who shall serve for one year after dissolution and thereafter until the affairs of the Company are wound up, are: Registered Agent Solutions, Inc., 401 E. Pratt Street, Suite 2424, Baltimore, Maryland 21202.

THIRD: The name and address of each director of the Company are as follows:

Name	Address

Charles J. Schreiber, Jr.	800 Newport Center Drive Suite 700 Newport Beach, California 92660

George R. Bravante, Jr.	800 Newport Center Drive Suite 700 Newport Beach, California 92660

Jon D. Kline	800 Newport Center Drive Suite 700 Newport Beach, California 92660

Keith P. Russell	800 Newport Center Drive Suite 700 Newport Beach, California 92660

FOURTH: The name, title and address of each officer of the Company are as follows:

Name	Title	Address

Charles J. Schreiber, Jr.	Chairman of the Board, Chief Executive Officer and President	800 Newport Center Drive Suite 700 Newport Beach, California 92660

Jeffrey K. Waldvogel	Chief Financial Officer, Treasurer and Secretary	800 Newport Center Drive Suite 700 Newport Beach, California 92660

Stacie K. Yamane	Chief Accounting Officer and Assistant Secretary	800 Newport Center Drive Suite 700 Newport Beach, California 92660

FIFTH: The dissolution of the Company has been approved in the manner and by the vote required by law and the charter of the Company, as follows:

(a)  The Board of Directors of the Company, at a duly held meeting, adopted resolutions, among other related items (i) approving the sale of all of the Company’s assets and the Company’s dissolution pursuant to the Company’s Plan of Complete Liquidation and Dissolution (the “Plan of Liquidation”), pending the approval of the Company’s stockholders; (ii) determining that the terms and conditions of the Plan of Liquidation are fair to the Company’s stockholders, advisable and in best interest of the Company’s stockholders; and (iii) directing that the Plan of Liquidation, the sale of all of the Company’s assets and the Company’s dissolution pursuant to the Plan of Liquidation be submitted for consideration by the Company’s stockholders at the Company’s annual meeting of stockholders.

(b)  The stockholders of the Company, at a duly held meeting, approved the sale of all of the Company’s assets and the Company’s dissolution pursuant to the Plan of Liquidation as so proposed by the Board of Directors of the Company.

SIXTH: On or before May 8, 2024, notice of the approved dissolution of the Company, as required by Section 3-404 of the Maryland General Corporation Law, was mailed to all known creditors of the Company.

SEVENTH: The Company is hereby dissolved.

EIGHTH: The effective date of this document is the date it is filed by the Department.

NINTH: The undersigned acknowledges these Articles of Dissolution to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signatures on following page.]

IN WITNESS WHEREOF, the Company has caused these Articles of Dissolution to be signed in its name and on its behalf by its Chairman of the Board, Chief Executive Officer and President and attested by its Chief Financial Officer, Treasurer and Secretary on this 29th day of July 2024.

ATTEST:	KBS GROWTH & INCOME REIT, INC.

By: /s/ Jeffrey K. Waldvogel	By: /s/ Charles J. Schreiber, Jr.
Name: Jeffrey K. Waldvogel	Name: Charles J. Schreiber, Jr.
Title: Chief Financial Officer, Treasurer and Secretary	Title: Chairman of the Board, Chief Executive Officer and President

THE UNDERSIGNED, hereby consents to act as resident agent in Maryland for the entity named in the attached instrument.

REGISTERED AGENT SOLUTIONS, INC.

By:	/s/ Samantha Niels
Name: Samantha Niels
Title: Assistant Secretary
Date: 7/23/2024